NPC International, Inc. Reports Fourth Quarter And Full Year Results

Overland Park, Kansas, (March 9, 2016) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its fourth fiscal quarter and fiscal year ended December 29, 2015.

FOURTH QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales were +3.2% rolling over a decrease of (3.5)% last year.

•	Wendy’s comparable store sales were +5.8%.

•	Adjusted EBITDA (reconciliation attached) was $31.6MM; an increase of $8.6MM or 38% from the prior year.

•	Adjusted EBITDA margin improved to 10.8% from 8.0% last year.

•	The Company generated net income of $3.8MM compared to a net loss of $0.1MM last year.

FULL YEAR RESULTS:

•	Pizza Hut comparable store sales were essentially flat rolling over a decrease of (3.7)% last year.

•	Wendy’s comparable store sales were +2.8%.

•	Adjusted EBITDA (reconciliation attached) was $115.3MM; an increase of $18.9MM or 20% from the prior year.

•	Adjusted EBITDA margin improved to 9.9% from 8.6% last year.

•	Net income was $6.7MM, an increase of $5.0MM from last year.

•	Cash balances were $32.7MM, an increase of $20.7MM from the prior fiscal year end.

•	Free Cash Flow (reconciliation attached) was $23.7MM, an increase of $19.3MM due to improved operations and reduced capital expenditures compared to the prior year.

•	Our leverage ratio was 4.75X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “We are pleased with the performance of our Pizza Hut business this quarter which posted positive comparable store sales growth of over 3%. In addition, our Wendy’s business had a tremendous quarter posting strong comparable store sales growth of almost 6% this quarter. Strong sales for both brands during the quarter combined with easing commodity costs drove an almost 40% increase in EBITDA as well as strong margin expansion compared to the prior year.

Our Pizza Hut business began to stabilize in the second quarter of 2015 and we have been building momentum ever since; culminating with strong comparable sales growth in our fourth fiscal quarter. Consistent value has certainly played a role in our improving sales fortunes and when combined with some powerful product innovation in the fourth quarter we pushed the business into solid positive sales growth territory. We believe that we have gained reliable traction with the consumer that is driving consistent sales momentum in our Pizza Hut business.

Our Wendy’s business capitalized upon its year-long sales momentum culminating in an outstanding fourth quarter from a sales and margin perspective. The brand’s successful introduction of the 4 for $4 promotion this quarter clearly resonated with the consumer, driving our strongest quarterly comparable store sales growth of the year. We are highly appreciative of our association with this great brand and look forward to expanding our holdings through organic growth and selective acquisitions. We salute Emil Brolick for a job incredibly well done and look forward to the continued evolution of the brand under Todd Penegor’s leadership and his succession of Emil as CEO at Wendy's.

Our strong fourth quarter top-line performance provides the business notable momentum as we transition into fiscal 2016. In addition, we currently expect a moderate to favorable commodity environment which should benefit margins and help to offset other inflationary pressures that we believe will be present in our industry. We look forward to reporting upon our progress as we continue to work to drive value for our stakeholders.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-K for the fiscal year ended December 29, 2015 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s fourth quarter earnings conference call will be held Thursday, March 10, 2016 at 9:00 am CT (10:00 am ET). In addition to a discussion of fourth quarter and fiscal year results, the presentation may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The international number is 716-247-5763. The access code for the call is 51875346. The Company also intends to include a live presentation available via webcast, which can be accessed through the Company’s website at www.npcinternational.com under Events and Presentations in the investor information.

For those unable to participate live, a replay of the call will be available until March 17, 2016 by dialing 855-859-2056 or by dialing international at 404-537-3406. The conference ID for the replay is 51875346. An archived webcast with the accompanying slides will also be available on the Company’s website.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,243 Pizza Hut units in 27 states and 147 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Parent’s Form 10-K which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	December 29, 2015		December 30, 2014

Net product sales (1)	$293,524	100.0%	$285,384	100.0%
Fees and other income (2)	13,679	4.7%	12,755	4.5%
Total sales	307,203	104.7%	298,139	104.5%

Cost of sales (3)	86,474	29.5%	88,356	31.0%
Direct labor (4)	84,660	28.8%	85,813	30.1%
Other restaurant operating expenses (5)	97,037	33.1%	95,833	33.6%
General and administrative expenses (6)	19,742	6.7%	16,140	5.7%
Corporate depreciation and amortization of intangibles	5,345	1.8%	5,192	1.8%
Net facility impairment and closure costs (7)	1,742	0.6%	258	—%
Other	(264)	(0.1)%	(107)	—%
Total costs and expenses	294,736	100.4%	291,485	102.2%
Operating income	12,467	4.3%	6,654	2.3%
Interest expense	10,587	3.7%	10,553	3.7%
Income (loss) before income taxes	1,880	0.6%	(3,899)	(1.4)%
Income taxes	(1,901)	(0.7)%	(3,827)	(1.3)%

Net income (loss)	$3,781	1.3%	$(72)	(0.1)%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	3.2%		(3.5)%
Wendy's	5.8%		n/a
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$14,213		$15,560
Cash Rent Expense	$16,698		$16,664

(1)
Net product sales increased 2.9% primarily due to the comparable store sales growth of 3.2% from our Pizza Hut operation and 5.8% from our Wendy’s operation offset by a reduction in full time equivalent Pizza Hut units.

(2)	Fees and other income increased 7.2% due to increased delivery transactions in our Pizza Hut units compared to the prior year and the benefit of certain vendor rebates.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs, largely cheese and meats, partially offset by promotional mix in our Wendy’s operation.

(4)
Direct labor, as a percentage of net product sales, decreased largely due to lower workers’ compensation expense and productivity gains and sales leverage on fixed labor costs in our Wendy’s operation, partially offset by higher labor costs from increased delivery sales mix in our Pizza Hut operation.

(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased due to lower utility costs and lower costs associated with delivery driver insurance reserves, partially offset by decreases in development incentives, higher advertising costs and higher restaurant manager bonuses.

(6)
General and administrative expenses increased due to higher incentive compensation as a result of improved financial performance, increased field personnel and support costs and higher professional service fees.

(7)	Net facility impairment and closure costs increased largely due to asset impairment charges recorded on underperforming units.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	52 Weeks Ended
	December 29, 2015		December 30, 2014

Net product sales (1)	$1,170,071	100.0%	$1,128,215	100.0%
Fees and other income (2)	53,228	4.5%	51,682	4.6%
Total sales	1,223,299	104.5%	1,179,897	104.6%

Cost of sales (3)	342,345	29.3%	351,504	31.2%
Direct labor (4)	348,795	29.8%	334,670	29.7%
Other restaurant operating expenses (5)	389,187	33.3%	374,680	33.2%
General and administrative expenses (6)	71,629	6.1%	63,213	5.6%
Corporate depreciation and amortization of intangibles	21,170	1.8%	20,729	1.8%
Net facility impairment and closure costs (7)	7,469	0.6%	980	0.1%
Other	(24)	—%	(206)	—%
Total costs and expenses	1,180,571	100.9%	1,145,570	101.6%
Operating income	42,728	3.6%	34,327	3.0%
Interest expense (8)	41,784	3.5%	41,101	3.6%
Income (loss) before income taxes	944	0.1%	(6,774)	(0.6)%
Income taxes	(5,768)	(0.5)%	(8,446)	(0.7)%

Net income	$6,712	0.6%	$1,672	0.1%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	(0.3)%		(3.7)%
Wendy's	2.8%		n/a
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$56,210		$66,067
Cash Rent Expense	$67,360		$64,363

(1)
Net product sales increased $41.9 million or 3.7% primarily due to the acquisition of 56 Wendy’s restaurants in the last half of 2014, which contributed incremental sales of $44.6 million, or 3.8% of net product sales for the current year. Our existing Wendy’s operation had positive comparable store sales of 2.8% which were partially offset by a decline in comparable store sales of 0.3% in our Pizza Hut operation.

(2)	Fees and other income increased 3.0% due to increased delivery transactions in our Pizza Hut units compared to the prior year.

(3)
Cost of sales, as a percentage of net product sales, decreased largely due to lower ingredient costs, primarily cheese and meats, partially offset by an increase in the relative size of our Wendy’s operation which runs a higher food cost.

(4)
Direct labor, as a percentage of net product sales, was essentially flat as higher labor costs from increased delivery sales mix in our Pizza Hut operation and higher health insurance expense, were largely offset by lower workers’ compensation expense and sales leverage on Wendy’s fixed labor costs in addition to an increase in the relative size of our Wendy’s operation which runs a lower labor cost.

(5)
Other restaurant operating expenses, as a percentage of net product sales, were essentially flat as decreases in development incentives, higher advertising costs, and higher restaurant manager bonuses, were largely offset by lower utility costs, decreased depreciation and amortization expense and an increase in the relative size of our Wendy’s operation which has lower operating expenses.

(6)
General and administrative expenses increased due to higher incentive compensation as a result of improved financial performance, increased field personnel and support costs and higher professional service fees.

(7)	Net facility impairment and closure costs increased largely due to asset impairment charges recorded on underperforming units.

(8)	Interest expense increased due to increased borrowings on our term loan made in the prior year to fund the 56-unit Wendy’s acquisition completed in July 2014.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-K filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 29, 2015	December 30, 2014 (1)
Assets
Current assets:
Cash and cash equivalents	$32,717	$12,063
Other current assets	30,398	36,808
Total current assets	63,115	48,871

Facilities and equipment, net	203,468	198,122
Franchise rights, net	620,518	639,045
Other noncurrent assets	333,689	337,278
Total assets	$1,220,790	$1,223,316
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$104,038	$102,983
Current portion of debt	4,158	4,158
Total current liabilities	108,196	107,141

Long-term debt	587,105	591,263
Other noncurrent liabilities	251,800	257,887
Total liabilities	947,101	956,291
Members' equity	273,689	267,025
Total liabilities and members' equity	$1,220,790	$1,223,316

(1)	Note: December 30, 2014 amounts have been restated to conform to current year presentation.

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	52 Weeks Ended
	December 29, 2015	December 30, 2014

Operating activities
Net income	$6,712	$1,672
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	64,168	65,407
Amortization of debt issuance costs	3,980	3,896
Deferred income taxes	(7,921)	(5,876)
Net facility impairment and closure costs	7,469	980
Other	69	(875)
Changes in assets and liabilities, excluding acquisitions:
Assets	3,564	(2,757)
Liabilities	1,863	8,031
Net cash provided by operating activities	79,904	70,478
Investing activities
Capital expenditures	(56,210)	(66,067)
Purchase of Wendy's business, net of cash acquired	—	(56,841)
Proceeds from sale-leaseback transactions	1,408	24,182
Purchase of assets for sale-leaseback	—	(1,736)
Proceeds from disposition of assets	1,590	3,144
Net cash used in investing activities	(53,212)	(97,318)
Financing activities
Net (payments) under revolving credit facility	—	(7,000)
Payments on term bank facilities	(4,158)	(2,704)
Issuance of debt	—	40,000
Debt issue costs	(1,832)	(693)
Other	(48)	140
Payment of accrued purchase price to sellers	—	(10,875)
Net cash (used in) provided by financing activities	(6,038)	18,868
Net change in cash and cash equivalents	20,654	(7,972)
Beginning cash and cash equivalents	12,063	20,035
Ending cash and cash equivalents	$32,717	$12,063

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	Dec. 29, 2015	Dec. 30, 2014	Dec. 29, 2015	Dec. 30, 2014
Adjusted EBITDA:
Net income (loss)	$3,781	$(72)	$6,712	$1,672
Adjustments:
Interest expense	10,587	10,553	41,784	41,101
Income taxes	(1,901)	(3,827)	(5,768)	(8,446)
Depreciation and amortization	17,017	17,377	64,168	65,407
Pre-opening expenses and other	356	403	1,802	1,470
Net facility impairment and closure costs	1,742	258	7,469	980
Development incentives	(10)	(1,760)	(835)	(5,710)
Adjusted EBITDA (1)	$31,572	$22,932	$115,332	$96,474
Adjusted EBITDA Margin(2)	10.8%	8.0%	9.9%	8.6%

Free Cash Flow:
Net cash provided by operating activities	$16,634	$12,753	$79,904	$70,478
Adjustments:
Capital expenditures	(14,213)	(15,560)	(56,210)	(66,067)
Free Cash Flow (3)	$2,421	$(2,807)	$23,694	$4,411

Unit Count Activity

	52 Weeks Ended
	December 29, 2015			December 30, 2014
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,420	143	1,277	1,354	91	1,263
Acquired	—	—	—	56	56	—
Developed(4)	16	3	13	37	1	36
Closed(4)	(41)	(2)	(39)	(27)	(5)	(22)
End of period	1,395	144	1,251	1,420	143	1,277

Equivalent units (5)	1,404	142	1,262	1,378	116	1,262

(1) The Company defines Adjusted EBITDA as consolidated net income (loss) plus interest, income taxes, depreciation and amortization, pre-opening expenses and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.
(4) For our Pizza Hut operation, 9 units and 15 units were relocated or rebuilt and are included in both the developed and closed total for the 52 weeks ended December 29, 2015 and December 30, 2014, respectively. For our Wendy’s operation, 1 unit was relocated and is included in both developed and closed total for the 52 weeks ended December 30, 2014.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213